Exhibit 99.1

For Immediate Release	For Further Information:
Joseph M. Noss, V.P. of Marketing

(330) 373-1221 Ext.2128

First Place Financial Announces Management Changes

Warren, Ohio – June 14, 2004 – First Place Financial Corp. (Nasdaq: FPFC) today announced several management changes. The Company’s migration towards a more diversified community banking franchise and its objective to reshape the balance sheet to achieve a better mix between consumer and commercial concentrations has accelerated with the recent acquisition of Franklin Bancorp, Inc.

Steven R. Lewis, President & Chief Executive Officer of First Place, commented, “We are committed to growing our commercial portfolio, but just as importantly, to growing in the right manner and with the right people. To achieve these goals, we have hired experienced commercial bankers with impressive track records of delivering bottom line results.” The following appointments allow First Place to strengthen its commitment to growth and loan quality:

•	Tim A. Beaumont was appointed Chief Credit Officer of First Place Bank, the chief subsidiary of First Place Financial Corp. Mr. Beaumont’s primary responsibilities are the administration of credit policy, credit quality and the enhancement of loan review procedures for the Corporation. Mr. Beaumont has over 20 years experience in commercial banking. “Under Tim’s direction, we created the platform to allow our Business Financial Services division to continue expanding in the right direction,” said Steven R. Lewis.

•	Kenton Thompson has been assigned the additional responsibilities of Corporate Director of Business Financial Services. Mr. Thompson’s responsibilities now include Commercial Banking, Treasury Management and Wealth Management for the corporation, in addition to the development and implementation of strategies for expansion of full service de novo offices. Mr. Thompson has over 15 years experience in commercial banking; prior to joining First Place, Mr. Kenton’s responsibilities included nationwide line of business oversight for Middle Market Commercial Banking at Key Bank.

•	Craig L. Johnson has been appointed President of the Franklin Bank Division of First Place Bank and Corporate Director of Commercial Real Estate Lending for First Place Bank. Mr. Johnson’s responsibilities include the oversight of Commercial Real Estate Lending activities for the Corporation as well as overall management of the Franklin Bank Division in the State of Michigan. Mr. Johnson has over 22 years of banking experience. Prior to joining Franklin/First Place, he was Vice Chairman and President of Commercial Banking for Republic Bank.

In addition, an active search is in place to find a replacement for David L. Mead, Chief Financial Officer, who has left his position to assume an academic post. Mr. Lewis added, “David will be missed for his many contributions. During his tenure, First Place achieved strong growth while improving the quality of its financial reporting and administration. David has left a strong legacy in place.”

About First Place Financial Corp.

First Place Financial Corp. is a $2.2 billion financial services holding company headquartered in Warren, Ohio. First Place Financial Corp. includes First Place Bank, with 22 retail locations and 13 loan production offices; Franklin Bank, with 5 retail locations and 2 lending centers; First Place Insurance Agency, Ltd.; Coldwell Banker First Place Real Estate, Ltd.; TitleWorks, LLC and APB Financial Group, Ltd. First Place Financial Corp. is the largest publicly traded thrift holding company headquartered in Ohio. Additional information about the Company may be found on the Company’s web site: http://www.firstplace.net.

Forward-Looking Statements

When used in this press release, or future press releases or other public or shareholder communications, in filings by the Company with the Securities and Exchange Commission, or in oral statements made with the approval of an authorized executive officer, the words or phrases “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the Company’s actual results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such statements are subject to certain risks and uncertainties including changes in economic conditions in the market areas the Company conducts business, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the market areas the Company conducts business, and competition, that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.